Exhibit 1

                              FORM OF PROXY BALLOT

            Please fold and detach card at perforation before mailing

NATIONS MARSICO 21ST CENTURY FUND
Special Meeting of Shareholders to be held on April 12, 2001

         The undersigned hereby appoints Richard H. Blank, Jr., Michael Simons and Carolyn Wyse (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations Marsico 21st Century Fund (the "Fund") of Nations Funds Trust (the "Trust") to be held at One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255, at 10:00 a.m. (Eastern time) on April 12, 2001, and at any adjournment(s) thereof. The Proxies shall cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT, DATED JANUARY 20, 2001.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES ON BEHALF OF THE FUND AND THE TRUST. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, EITHER BY THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELEFACSIMILE (FRONT AND BACK) AT (704) 388-2641.


                                                         -----------------------

                                                         -----------------------

                                                         Please sign above
                                                         exactly as your name(s)
                                                         appear(s) hereon.
                                                         Corporate proxies
                                                         should be signed in
                                                         full corporate name by
                                                         an authorized officer.
                                                         Each joint owner should
                                                         sign personally.
                                                         Fiduciaries should give
                                                         full titles as such.

           Please fold and detach card at perforation before mailing

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.
              -- -----

ITEM 1. A new investment sub-advisory agreement for the Fund with Marsico Capital Management, LLC.



                                    FOR           AGAINST     ABSTAIN
                                    [ ]             [ ]         [ ]

   In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.

                                        -----------------------   --------
                                        Signature                    Date

                                        -----------------------   --------
                                        Signature (Joint Owners)     Date